Exhibit 23.2

Consent of Deloitte GmbH Wirtschaftsprüfungsgesellschaft

To the Management Board

Landwirtschaftliche Rentenbank:

We consent to the incorporation by reference in the Registration Statement of our report dated March 6, 2025, relating to the financial statements of Landwirtschaftliche Rentenbank. Such report is included in the annual report on Form 18-K of Landwirtschaftliche Rentenbank for the year ended December 31, 2024.

/s/ Deloitte GmbH
Deloitte GmbH
Wirtschaftsprüfungsgesellschaft
Frankfurt am Main, Germany
November 21, 2025